                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2000


                                     0-21864
                             ----------------------
                            (Commission File Number)


                               TELEGEN CORPORATION
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)



         CALIFORNIA                              84-067214
         ----------                              ---------
 (State or other jurisdiction          (IRS Employer Identification No.)
of incorporation or organization)




                         1840 GATEWAY DRIVE, SUITE 200,
                           SAN MATEO, CALIFORNIA 94404
                    (Address of principal executive offices)


                                 (650) 261-9400
                                 --------------
              (Registrant's telephone number, including area code)

Item 3. Bankruptcy or Receivership

On October 28, 1998, Registrant commenced a reorganization case ("Chapter 11 Case") under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Francisco Division ("Bankruptcy Court"), designated as IN RE TELEGEN CORPORATION, case number 98-34876-DM-11. During the period of its reorganization, the Registrant's board of directors and officers continued to manage its affairs, subject to the requirements that the Registrant file certain reports and seek Bankruptcy Court approval for certain actions, primarily any actions outside the ordinary course of business.

On April 24, 2000, the Company filed a plan of reorganization. On May 26, 2000, the Bankruptcy Court approved a Plan of Reorganization (As Amended) and a Second Amended Disclosure Statement for Plan of Reorganization of Telegen Corporation ("Disclosure Statement") to be used in soliciting creditor and shareholder votes on Telegen's Plan of Reorganization. The Bankruptcy Court also set June 23, 2000 at 5 PM Pacific Time as the deadline for voting on the Plan. On June 13, 2000, the Bankruptcy Court entered its order approving the Disclosure Statement for use in soliciting creditor and shareholder votes on the Plan. The Plan was confirmed by the Bankruptcy Court by order entered on June 29, 2000 ("Confirmation Order") with an Effective Date of June 30, 2000.

SUMMARY OF THE PLAN OF REORGANIZATION

Following is a summary of the Plan similar to that contained in the Disclosure Statement approved by the Bankruptcy Court:

As described in the BUSINESS INFORMATION section of the Disclosure Statement, prior to confirmation of its Plan, the Registrant completed two private placements of its post-reorganization common stock ("New Common Stock") with various investors, raising a total of $11,000,000. The Registrant had also begun one of three additional planned offerings, and had been informed that subscriptions for an additional $7,000,000 have been received. Proceeds from the first offering totaling $7,000,000 were made available to the Registrant when the Plan was confirmed. The balance of the funds are currently in escrow and will be available upon fulfillment of other conditions of the Offerings, primarily the effectiveness of a registration statement to be filed with the SEC. The funds raised in these private placements will be used primarily to complete development and set up of prototype production for the Registrant's HGED flat panel display products.

In addition, another company, eTraxx Corporation ("eTraxx"), subsequently known as Telisar Corporation, became a subsidiary of the Registrant on October 19, 2000 as a result of a stock-for-stock exchange which was accomplished as part of the Plan. A total of 5,575,000 shares of the Registrant's common stock was issued to eTraxx shareholders in exchange for 63.6% or 16,725,000 of the outstanding shares of eTraxx. Another portion of the proceeds of the private placements and a separate placement by eTraxx will be used to complete development of eTraxx's products.

Upon confirmation of the Plan, all issued and outstanding shares of common stock of the Registrant were exchanged for New Common Stock on a sixteen to one basis. This is commonly referred to as a sixteen-to-one reverse split.

Upon confirmation of the Plan, all holders of allowed claims in the Chapter 11 Case were entitled to receive cash in full payment of their allowed claims. In the alternative, the Registrant proposed to issue shares of New Common Stock on account of most claims and interests under the Plan. Holders of Allowed Claims in certain categories had the option to receive New Common Stock in lieu of cash at $1.75 per share, and holders of equity security interests in the Registrant were only entitled to New Common Stock at a rate of sixteen shares of common stock outstanding on the Effective Date for each share of New Common Stock. From 1996 until July 14, 2000, the Company's common stock had been publicly traded under the trading symbol TLGN. After July 14, 2000, the Company's stock has been publicly traded under the trading symbol TEGN. Pursuant to Section 1145 of the Bankruptcy Code, shares issued under the Plan to nonaffiliate holders of claims and interests became tradable in the public market without restriction.

In summary, the Plan divided claims and interests into the following classes and treats them as shown below:


       CLASS                               DESCRIPTION                                 TREATMENT

                     SECURED CLAIMS
        A-1          EDD tax lien against Telegen                             Full Cash payment
        A-2          RR. Donnelley - judgment lien                            Full Cash payment
        A-3          EDD tax lien against TDL                                 Full Cash payment
        A-4          IRS tax lien against TCC                                 Full Cash payment
        A-5          IRS tax lien against TDL                                 Full Cash payment
        A-6          Hamilton Hallmark - judgment lien                        Full Cash payment
        A-7          McDonald, Maddox and McKinley                            Previously paid

         B           Priority employee claims                                 Full Cash payment
                                                                              or New Common Stock

         C           Nonpriority unsecured claims                             Full Cash payment
                                                                              or New Common Stock

                     EQUITY SECURITY INTERESTS

        D-1          Existing common stock                                    1:16 reverse split
        D-2          Existing preferred stock and dividends thereon           Conversion to New Common
                                                                              Stock
        D-3          Subordinated Notes                                       Rescission - Return of New
                                                                              Common Stock
        D-4          Rights, options, and warrants                            No Distribution
        D-5          Naugler warrant in Telegen Display Laboratories, Inc.    Cash payment of $100,000


The Bankruptcy Code requires two other categories of claims to receive specific treatment, and they may not be "classified" under a Plan. Unless individual holders chose otherwise (a) administrative claims (primarily claims arising during the Chapter 11 Case) must be paid in full in cash on the Effective Date of the Plan and (b) unsecured priority tax claims must be paid in full within six years following the date of assessment of the tax. The Plan provided for both these categories to be paid in cash on the Effective Date and provided that holders of administrative claims may exchange such claims for New Common Stock at $1.40 per share.

CASH PAYMENTS UNDER THE PLAN

As of the date of this Form 8-K, the Registrant has paid $1,190,117 in cash to holders of allowed claims pursuant to Article 5.13 of the Plan and has reserved $254,827 for cash payments to holders of disputed claims. Pursuant to Article
5.20 of the Plan, the Registrant has also paid $163,000 in cash to SynerCom, Inc. ("SynerCom"), in a settlement rescinding the sale of substantially all of the assets of Telegen Communications Corporation to SynerCom in April 1998.

As of the date of this Form 8-K, the Registrant has paid $246,160 in cash to holders of allowed administrative claims under the Plan and has reserved $54,181 for future cash payments to holders of allowed administrative claims.

OUTSTANDING SECURITIES AND NEW COMMON STOCK ISSUED UNDER THE PLAN

On the Effective Date, the Registrant had 15,779,804 shares of common stock issued and outstanding. Pursuant to the terms of the Plan, on the Effective Date all issued and outstanding shares of common stock of the Company were exchanged for New Common Stock on a sixteen to one basis. After this exchange, the Registrant had 986,238 shares of New Common Stock issued and outstanding.

As of the date of this Form 8-K, the Registrant has issued a total of 1,280,177 shares of New Common Stock to holders of allowed creditor and administrative claims under the Plan, has reserved a total of 1,108,321 shares of New Common Stock for future issuance to holders of allowed creditor and administrative claims and has reserved a total of 495,555 shares of New Common Stock for future issuance to holders of dispute claims.

As of the date of this Form 8-K, the Registrant has issued 138,950 shares of New Common Stock to holders of allowed claims pursuant to Article 5.3 of the Plan in payment of claims totaling $243,163 and has reserved 496,726 shares of New Common Stock for future issuance to holders of allowed claims totaling $869,271. The Registrant has also reserved 495,555 shares of New Common Stock for payment of dispute claims totaling $860,221.

As of the date of this Form 8-K, the Registrant has issued 1,141,227 shares of New Common Stock to holders of allowed administrative claims under the Plan totaling $1,507,318 and has reserved 611,595 shares of New Common Stock for future issuance in payment of allowed Administrative Claims.

Pursuant to Article 5.2 under the Plan, on the Effective Date, June 30, 2000, the Registrant closed an offering of 4,000,000 shares of New Common Stock for gross proceeds of $7,000,000. In connection with this offering and an earlier placement of $500,000 in debt instruments completed in December 1999, the Registrant issued to the Pacific West Securities, Inc., and WMS Financial Planners, Inc., 128,751 shares of New Common Stock.

Pursuant to Article 5.4 under the Plan, on the Effective Date, June 30, 2000, each sixteen shares of common stock issued and outstanding as of that date were deemed exchanged for one share of New Common Stock. As of the Effective Date, there were 15,963,349 shares of the Registrant's common stock issued and outstanding which were exchanged for 997,709 shares of New Common Stock.

Pursuant to Article 5.5 under the Plan, on October 19, 2000, the Registrant completed the acquisition of eTraxx Corporation and issued 5,575,000 shares of New Common Stock in exchange for 16,725,000 share of eTraxx common stock, representing 63.6% of the outstanding shares of eTraxx.

ASSETS AND LIABILITIES AS OF CONFIRMATION

The following tables were included in the Disclosure Statement and furnished to the Bankruptcy Court. The following table shows the assets of the Registrant after giving effect to confirmation of the Plan and the consummation of the transactions authorized thereby:

                                                                          UPON
                 ASSETS                                               CONFIRMATION
                          Cash                                          19,200,000 (1)
                          Furniture and Equipment                          400,000 (2)
                          Stock in Subsidiaries                         37,700,000 (3)
                                                                        ----------
                 Total Assets                                           57,100,000
                                                                        ==========

The following table shows the liabilities of the Registrant as of the date of the Confirmation Order prior to making the distributions to creditors and equity security holders authorized by the Plan and which are described under "Cash Payments Under the Plan" and "Outstanding Securities and New Common Stock Issued Under the Plan" above.

----------------------------
1 Assumes $11,000,000 in prior Offerings and $10,000,000 current Offering fully subscribed, but no future offerings subscribed, and Selling Agents take the full Cash commissions (in lieu of New Common Stock) of $1,800,000 for which they would be eligible.

2 Combined value proposed by Registrant's auditors for property of the Debtor, Telegen Communications Corporation and Telegen Display Laboratories, Inc., assuming consolidation under the Plan.

3    Represents 61.9% interest in eTraxx Corporation.


                 LIABILITIES AND EQUITY
                      Liabilities
                          Secured Claims (4)                               410,000
                          Administrative Claims                          2,000,000
                          Priority Employee Claims                          51,300
                          Priority Tax Claims                               30,000
                          Unsecured Claims                               3,300,000
                                                                         ---------
                                   Total Liabilities                     5,791,300

                      Equity                                            51,308,700
                                                                        ----------
                 Total Liabilities and Equity                           57,100,000
                                                                        ==========

A copy of the Plan of Reorganization (As Amended) is filed as Exhibit 99.1 hereto and incorporated herein by this reference; and a copy of the Confirmation Order is filed as Exhibit 99.2 hereto and incorporated herein by this reference.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Pursuant to the Plan, the Company filed Amended and Restated Articles of Incorporation, upon which the "Effective Date" occurred under the Plan. A copy of the Amended Articles is filed as Exhibit 3.6 hereto and incorporated herein by this reference.

Item 7. Financial Statements and Exhibits

        (c) Exhibits


         Exhibit No.    Description
         -----------    ------------
         3.6            Amended and Restated Articles of Incorporation

         99.1           Plan of Reorganization (As Amended)

         99.2           Order Confirming Debtor's Plan of Reorganization and
                        Fixing Postconfirmation Deadlines

------------------
4    Without consideration of collateral values under Section 506.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TELEGEN CORPORATION



Dated:   December 19, 2000                  By: /s/   JESSICA L. STEVENS
                                            ----------------------------
                                            Jessica L. Stevens
                                            Chief Executive Officer